Exhibit 10.19

RELEASE AND INDEMNIFICATION AGREEMENT

This RELEASE AND INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the 29th day of November 2012, by and among Apple REIT Six, Inc., a Virginia corporation (the “Company”), BRE Select Hotels Holdings LP, a Delaware limited partnership (“Buyer”), BRE Select Hotels Corp, a Delaware corporation and wholly-owned Subsidiary of Buyer (“Acquisition Sub”), Glade M. Knight, an individual (“Knight”), Apple Six Advisors, Inc., a Virginia corporation (“A6A”), Apple Six Realty Group, Inc., a Virginia corporation (“A6RG”), Apple Suites Realty Group Inc., a Virginia corporation (“ASRG”), and Bryan Peery, an individual (“Peery”).  The signatories to this Agreement will be referred to jointly as the “Parties.”

RECITALS

A. The Division of Enforcement of the Securities and Exchange Commission is investigating the Company, Knight, Peery and certain other Persons (the “Investigation”) in a proceeding captioned In the Matter of David Lerner Associates, Inc., File No. HO-11082.

B. The Merger Agreement, the articles of incorporation, bylaws or other organizational documents of the Company and its Subsidiaries, the Advisory Agreement between the Company and A6A dated as of April 23, 2004 and the Property Acquisition/Disposition Agreement between the Company and A6RG dated as of April 23, 2004 (collectively, the “Documents”) may provide for indemnification of one or more of the Releasing Parties.

C. Buyer, Acquisition Sub and the Company are concurrently herewith entering into an Agreement and Plan of Merger dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”).

D. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, the Company will merge with and into Acquisition Sub and Acquisition Sub will be the surviving corporation in such merger (the “Merger”).

E. In order to induce Buyer to enter into the Merger Agreement and proceed with the Merger, the Knight Parties and Peery desire to enter into this Agreement.

F. The Parties hereto intend, among other things, to acknowledge and agree that from and after consummation of the Merger, (i) any obligations of the Company, Buyer, Acquisition Sub or their respective Affiliates to indemnify any of the Knight Parties or Peery relating to the Investigation are released, waived, and extinguished, whether these indemnification obligations arise under the Documents or otherwise and (ii) the Knight Parties will indemnify the Company, Buyer, Acquisition Sub and certain other Persons who are Released Parties for certain Losses arising out of or relating to the Investigation to the extent directly attributable to the Knight Parties or Peery and are incurred on or after the date of this Agreement, subject to the terms set forth herein.

In consideration of the terms and conditions set forth herein, the Parties hereby agree as follows:

1. Definitions.  For purposes of this Agreement:

a.     “Affiliate” means, in respect of a Person, each entity that, directly or indirectly, controls, is controlled by or is under common control with such Person, but excluding Apple REIT Seven, Inc., a Virginia corporation, Apple REIT Eight, Inc., a Virginia corporation, Apple REIT Nine, Inc., a Virginia corporation, and Apple REIT Ten, Inc., a Virginia corporation, Apple Fund Management, LLC, a Virginia limited liability company, and their respective Subsidiaries.

b.     “Claims” means any and all claims, counter-claims, demands, actions, causes or rights of action, proceedings, investigations, enforcement actions, whether at law or in equity, of whatsoever nature and howsoever arising, in any jurisdiction whatsoever, arising out of or relating to the Investigation (but excluding any such matter asserted by shareholders of the Company) and any enforcement actions, regulatory proceedings, or other claims brought by the Securities and Exchange Commission related to the Investigation.

c.     “Class Action” means the class action litigation consolidated under the caption In re Apple REITs Litigation, Civil Action No. 1:11-cv-02919-KAM-JO, pending in the United States District Court for the Eastern District of New York.

d.     “Knight Parties” means Knight, A6A, A6RG, ASRG, and their respective Affiliates.

e.     “Losses” means any and all losses, costs, damages, liabilities, reasonable expenses of any nature (including, but not limited to, reasonable costs of investigation and reasonable attorneys’ fees and disbursements), judgments, fines, penalties, restitution, disgorgement, settlements and other amounts, of any nature whatsoever, known or unknown, liquidated or unliquidated, arising out of or relating to the Investigation (but shall not include any such Losses incurred in connection with the defense of a matter asserted by shareholders of the Company or any derivative litigation on behalf of the Company), including amounts paid or payable pursuant to an order issued by the Securities and Exchange Commission or by a court at the request of the Securities and Exchange Commission, to the Releasing Parties under indemnification provisions of any of the Documents or otherwise, or to any other Person.

f.     “Person” means any individual, general partnership, limited partnership, limited liability company, joint venture, corporation, trust, business trust, cooperative, association, unincorporated organization or other entity.

g.     “Releasing Parties” means, collectively, the Knight Parties and Peery.

h.     “Released Parties” means, collectively, the Company, Buyer, Acquisition Sub and each of their respective officers, directors, shareholders, partners, Affiliates, employees, managers, members, successors and assigns and any officer, director, shareholder, partner, Affiliate, employee, manager, member, successor and assign of any of the foregoing.  The Released Parties do not include the Releasing Parties (other than, prior to the consummation of the Merger, the Company and its Subsidiaries).

i.     “Subsidiary” of a Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary) owns any capital stock or other equity interests of such entity.

2. Releases and Waivers.

a.     Effective as of the consummation of the Merger, each of the Releasing Parties hereby RELEASES, ACQUITS and FOREVER DISCHARGES the Released Parties of and from any and all Claims of any kind whatsoever, whether direct or indirect, contingent or liquidated, known or unknown, latent, patent, non-existent at the present time and which may arise in the future or are unanticipated at this time, which the Releasing Parties or any heirs, predecessors, successors or assigns of the Releasing Parties have had, now have, or may have against the Released Parties.  It is UNDERSTOOD and AGREED that this is a FULL and FINAL RELEASE of the Claims released herein.

b.     Each of the Releasing Parties acknowledges that it may hereafter discover facts in addition to or different from those that they know or believe to exist or to be true, but nonetheless each of the Releasing Parties, effective as of the consummation of the Merger, agrees to fully, finally, and forever settle and release any and all Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  Each Party acknowledges that the releases and waivers in this Agreement were separately bargained for and are a basic and fundamental element of this Agreement.  Each Party further acknowledges that it understands the significance and consequence of such releases and waivers.

c.     With respect to any and all Claims released in this Section 2, each of the Parties expressly waives the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which constitutes or is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

d.     Effective as of the consummation of the Merger, the releases and waivers set forth in this Section 2 are a final, complete, and absolute bar to any and all suits which may hereafter be asserted, pending, filed or prosecuted related to, or concerning the Claims released herein.  In the event that any of the Releasing Parties causes to plead any action or suit against any of the Released Parties concerning Claims released herein, the Releasing Parties agree to fully indemnify such Released Parties for any and all costs, including, but not limited to, reasonable attorneys’ fees, of defending said action or suit.

3. Indemnification.

a.     From and after the consummation of the Merger, each of the Knight Parties hereby agrees to jointly and severally indemnify and hold harmless the Released Parties from and against any and all Losses incurred by or on behalf of the Released Parties on or after the date of this Agreement (other than Losses incurred prior to the consummation of the Merger that do not exceed $250,000 in the aggregate) to the extent directly attributable to the Releasing Parties (all such Losses, collectively, the “Indemnified Losses”).  The Parties agree that a judgment, fine or penalty imposed on the Company shall not be deemed to be a Loss directly attributable to the Releasing Parties but a judgment, fine or penalty imposed on a Releasing Party shall be deemed to be a Loss directly attributable to the Releasing Parties.  To the extent that the indemnification by the Knight Parties contemplated by this Agreement may be unenforceable for any reason, the Knight Parties shall make the maximum contribution to the payment and satisfaction of Indemnified Losses which is permissible under applicable law.

b.     To the extent any Indemnified Losses in excess of $250,000 are incurred prior to the consummation of the Merger (such Indemnified Losses, “Advanced Amounts”), Knight shall reimburse all Advanced Amounts to the Company prior to the consummation of the Merger.  To the extent any Advanced Amounts are not so reimbursed (any such amount, the “Unreimbursed Amount”), the Cash Consideration (as defined in the Merger Agreement) that would otherwise be payable to Knight under the Merger Agreement in respect of his shares of capital stock in the Company shall not be paid to Knight, but shall instead be paid as directed by Buyer in satisfaction of the Unreimbursed Amount.  Under no circumstances shall the Company or its Subsidiaries pay Advanced Amounts, whether defense costs, fines, penalties or other amounts, that exceed the Cash Consideration payable to Knight under the Merger Agreement (after giving effect to various assignments previously disclosed to Buyer, but before giving effect to this Section 3b).

c.     From and after the date of this Agreement, the Knight Parties shall not enter into or effect any compromise or settlement of the Investigation without the prior written consent of Buyer (which shall not be unreasonably withheld) unless such compromise or settlement (i) does not impose any Losses on the Released Parties and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Released Person.

4. Cooperation.  From and after the date of this Agreement, all Parties (other than Buyer and Acquisition Sub) shall keep Buyer and its representatives informed of the status of, and any developments regarding, the Investigation and the Class Action including promptly furnishing Buyer with copies of all submissions, filings and substantive correspondence (not including transmittal letters and other routine matters) received or made by any such Party or its representatives and responding to reasonable requests by Buyer for information regarding the Investigation or the Class Action.  From and after the consummation of the Merger, (i) the Releasing Parties shall make available to the Company, and its attorneys and other representatives, all books and records of the Releasing Parties relating to the Investigation and the Class Action, except for attorney work product prepared by the Knight Parties’ counsel and Peery’s counsel and attorney-client privileged materials as between the Knight Parties and its counsel and Peery and its counsel, and (ii) without limiting any Party’s right, as to itself, to settle or compromise the Investigation or the Class Action, the Company and the Releasing Parties, as the case may be, shall render to each other such assistance as may be reasonably required of each other and cooperate in good faith with each other in order to ensure the proper and adequate defense of the Investigation and the Class Action.

5. Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to the principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

6. Exclusive Jurisdiction and Forum.  In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties consents to exclusive jurisdiction in the Court of Chancery of the State of Delaware (and any courts from which appeals from judgments of that court are heard), or to the extent such court does not have subject matter jurisdiction, any federal court located in Delaware (and any courts from which appeals from judgments of that court are heard).  Each of the parties agrees that a final judgment (subject to any appeals therefrom) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objections it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such Delaware state or federal court in accordance with the provisions of this Section 6.  Each of the Parties irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7. Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

8. Amendments.  This Agreement may not be altered or amended except in a writing executed by all Parties.

9. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof.

10. Termination. This Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APPLE REIT SIX, INC.		GLADE M. KNIGHT

By:	/s/ Glade M. Knight	/s/ Glade M. Knight
Name: Glade M. Knight
	Title: Chairman and Chief Executive Officer	APPLE SIX ADVISORS, INC.

BRE SELECT HOTELS HOLDINGS LP		By:	/s/ Glade M. Knight
Name: Glade M. Knight
By:	Blackstone Real Estate Associates VII L.P., its general partner		Title: President
APPLE SIX REALTY GROUP, INC.
By:	BREA VII L.L.C., its general partner
		By:	/s/ Glade M. Knight
By:	/s/ A. J. Agarwal		Name: Glade M. Knight
	Name: A. J. Agarwal		Title: President
Title: Senior Managing Director
APPLE SUITES REALTY GROUP INC.
BRE SELECT HOTELS CORP
		By:	/s/ Glade M. Knight
By:	/s/ Brian Kim		Name: Glade M. Knight
	Name: Brian Kim		Title: President
Title: Vice President, Secretary and Managing Director
BRYAN PEERY
/s/ Bryan Peery